Exhibit 10.21

JOINDER AGREEMENT

TO STOCK ISSUANCE AGREEMENT

THIS JOINDER AGREEMENT TO STOCK ISSUANCE AGREEMENT (this “Agreement”) is effective this 1st day of January 2018. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Stock Issuance Agreement dated as of June 9, 2015, by and among Oragenics, Inc., a Florida corporation (the “Company”), and Intrexon Corporation, a Virginia corporation (the “Stockholder Agreement”).

WHEREAS, Intrexon Corporation has effective January 1, 2018 transferred the rights and obligations of the Stockholder Agreement, subject to Intrexon Corporation retaining certain obligations under Section 7.1 of the Stockholder Agreement, to its wholly-owned subsidiary ActoBio Therapeutics, Inc., a Delaware corporation;

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Party to the Agreement The parties hereto agree that ActoBio Therapeutics, Inc. is hereby made a party to the Stockholder Agreement and ActoBio Therapeutics, Inc. hereby agrees to become a party to the Stockholder Agreement and to be bound by, and subject to, all of the representations, covenants, terms and conditions of the Stockholder Agreement. Notwithstanding the foregoing, Intrexon Corporation shall remain subject to Section 7.1 of the Stockholder Agreement for the time period set forth in such Section 7.1. Execution and delivery of this Agreement by ActoBio Therapeutics, Inc. constitutes execution and delivery of the Stockholder Agreement, without further action of any party.

Section 2. Governing Law. This Joinder Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without reference to the conflict of laws principles thereof.

Section 3. Counterparts. This Joinder Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page follows]

IN WITNESS WHEREOF, the parties have executed this Joinder Agreement as of the date first above written.

ActoBio Therapeutics, Inc.

/s/ Donald P. Lehr
Donald P. Lehr, President

Intrexon Corporation

/s/ Donald P. Lehr
Donald P. Lehr, Chief Legal Officer

ACCEPTED:

Oragenics, Inc.

/s/ Alan F. Joslyn
Alan F. Joslyn, Chief Executive Officer